Exhibit 10.42

AMENDMENT NO. 1 TO SALES AGREEMENT

February 27, 2019

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Aduro Biotech, Inc. (the “Company”), and Cowen and Company, LLC (“Cowen”), are parties to that certain Sales Agreement dated August 2, 2017 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.  The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.With respect to issuances of Placement Shares that occur on or after the date of this Amendment No. 1 to Sales Agreement, reference to the “Current Registration Statement” in the Original Agreement shall refer to the registration statement on Form S-3 (File No. 333-219639), as amended, originally filed with the Securities and Exchange Commission on August 2, 2017.

2.Section 5(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Placement Shares were sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.”

3.The first paragraph in the section entitled “Notices” on page 26 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to

DM3\5614353.7

Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, fax no. 646-562-1124, Attention:  General Counsel with a copy to Duane Morris LLP, 1540 Broadway, New York, New York 10036, attention: James T. Seery, e-mail jtseery@duanemorris.com; or if sent to the Company, shall be delivered to Aduro Biotech, Inc., 740 Heinz Avenue, Berkeley, CA 94710, attention: Celeste Ferber, e-mail: cferber@aduro.com, with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, attention: Kathleen M. Wells, e-mail: kathleen.wells@lw.com.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally, by email or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) if sent by e-mail, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.”

4.Schedule 2 to the Original Agreement is hereby amended by (a) deleting “Gregory W. Schafer, Chief Operating Officer, gschafer@aduro.com,” (b) deleting “Jennifer Lew, Senior VP, Finance, jlew@aduro.com” and replacing it with “Jennifer Lew, Chief Financial Officer, jlew@aduro.com” and (c) deleting “Robert Sine, Managing Director, robert.sine@cowen.com” and replacing it with “Michael J. Murphy, Director, michael.murphy@cowen.com.”

5.All references to “August 2, 2017” set forth in Schedule I and Exhibit 7(m) of the Original Agreement are revised to read “August 2, 2017 (as amended by Amendment No. 1 to Sales Agreement, dated February 27, 2019)”.

6.Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

7.This Amendment No. 1 to Sales Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment No. 1 to Sales Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties

DM3\5614353.7	2

as reflected in this Amendment No. 1 to Sales Agreement. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1 to Sales Agreement; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

8.This Amendment No. 1 to Sales Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment No. 1 to Sales Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

9.The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Amendment No. 1 to Sales Agreement or any transaction contemplated hereby.

10.This Amendment No. 1 to Sales Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

DM3\5614353.7	3

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:      /s/ Michael Murphy

Name: Michael Murphy

Title:  Managing Director

ACCEPTED as of the date

first-above written:

ADURO BIOTECH, INC.

By:      /s/ Jennifer Lew

Name: Jennifer Lew

Title:  Chief Financial Officer

[Signature Page to Amendment No. 1 to Sales Agreement]

DM3\5614353.7